LICENSING AGREEMENT

THIS LICENSING AGREEMENT ("Agreement"), by and between Gold Standard Multimedia Inc., ("GSM"), a Florida corporation with offices located at 3825 Henderson Blvd., Suite 200, Tampa, FL 33629, and GlobalNetCare, Inc. ("GNC") with offices located at 2000 McGill College, Suite 950, Montreal, Quebec, H3A 3H3, Canada, specifies the terms and conditions for GNC to display a subset of GSM's Clinical Pharmacology Online ("CPO") on the GNC World Wide Web Site (http://www.globalnetcare.com).

DEFINITIONS

GNC's World Wide Web Site ("Web Site") means the site on the Internet known as http://www.globalnetcare.com, an interactive service for distribution of health information and services to health care professionals and consumers through Internet delivery methods.

Clinical Pharmacology Online (CPO) is defined as a subset of information from GSM's core Clinical Pharmacology Online product. CPO shall include generic names, brand names, chemical structures, drug photos, description, mechanism of action, pharmacokinetics, and patient education information for all drugs in GSM's core Clinical Pharmacology product that have Full Monographs, either as of the date of this Agreement or anything during the Term thereof.

1.DISTRIBUTION: During the Term of this Agreement, GNC may link to CPO from their Web Site (http://www.globalnetcare.com). Except as set forth herein, no other copying, dissemination, publication, display, or distribution in any form of CPO, in whole or part, by GNC is permitted without the written consent of GSM.

2.GNC RESPONSIBILITIES: GNC will:
     a.     Maintain the link to CPO from their Web Site;
     b. Provide GSM with calendar quarterly information regarding the total number of both hits and unique users to the Web Site.


3.GSM RESPONSIBILITIES: GSM will:

     a. Provide a professional technical support team to provide on going technical assistance to GNC's technical support staff as needed by phone or fax;
     b. Make available the quarterly updates to CPO in a timely manner, no later than 45 days after each quarter

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4.DELIVERABLES:  GSM will provide access to CPO from a link from the Web Site to generic names, brand names, chemical structures, drug photos, description, mechanism of action, pharmacokinetics, and patient education information for all drugs in GSM's core Clinical Pharmacology product that have full monographs.

5.GNC PAYMENT TO GSM: During the term of this Agreement, GNC will pay an annual licensing fee to GSM of $18,500 US.

6.PAYMENT SCHEDULE: Upon signing, GNC will pay GSM US $5,000 of the annual licensing fee. Three additional licensing fee payment will be due no later than 30 days after the end of each calendar quarter, as follows: US $4,500 due by July 30, 1999, US $4,500 due by October 30, 1999, and US $4,500 due by January 30, 2000.

7.LATE PAYMENTS: There will be a late payment penalty of 1% interest per month if payment is received after the dates listed in #6 above for the previous quarter. 1% interest will accrue the first day payment is late, with an additional 1% accruing on the thirtieth day thereafter until payment is made.

8.TRADEMARKS AND COPYRIGHTS: GNC hereby grants GSM a revocable license to use any of the GNC service marks, trademarks, trade names and logos (the "GNC
Marks") in the advertisement and promotion of GSM during the term of this Agreement. GSM acknowledges that GNC Marks are valid service marks, trademarks, trade names and logos of GNC and the sole property of GNC. Additionally, GSM shall be attributed as the source of the CPO content in sales literature and in end-user documentation (if any).

9.TERM, CANCELLATION and RENEWAL: This Agreement commences on the first day of the month on which the contract is signed, such as April 1, 1999, and is a one-year agreement expiring 12 months alter, such as March 31, 2000. At expiration, this Agreement will be renewable upon mutual agreement of the parties as to terms and conditions for the subsequent period. If this Agreement is not renewed, then GNC agrees immediately to remove the link to CPO files from the Web Site. Additionally, if payment is more than 30 days late, pursuant to
Section 6, then GSM has the right to demand an expiration of Agreement with GNC immediately removing the link to CPO files, with a penalty fee of $100 per day until removal of all CPO displays.

10.INDEMNIFICATION: GNC agrees to indemnify GSM and hold it harmless against all claims and damages including, without limitation, reasonable attorneys' fees, arising out of, related to, or in any way connected with any use of CPO, unless such claims or damages result from the infringement of any copyright or other proprietary right of any third party (except if due to a combination, addition or modification, if applicable).

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11.GOVERNING  LAW:  Any  disputes  arising  under this Agreement will be settled according to the laws of the state of Florida, with venue in Hillsborough County, Florida, or GSM's then-current headquarters location.

12.SIGNATURES:


FOR GSM:                               FOR GNC:

/S/ Jon Seymour                        /S/ George Tsoukas
-------------------------              -----------------------------
Jon Seymour, MD                        Dr. George Tsoukas
President                              President and CEO

     "4/21/1999"                           "April 16, 1999"
-------------------------              -----------------------------
DATE                                        DATE

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